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                                                            Exhibit 10.64


                    INFORMATION MANAGEMENT ASSOCIATES, INC.

                               6527 Main Street
                              Trumbull, CT 06611

                                                         June 1, 1994

Wand Partners Inc.
30 Rockefeller Plaza, Suite 3226
New York, NY 10112

Wand/IMA Investments, L.P.
30 Rockefeller Plaza, Suite 3226
New York, NY 10112

         Re:      Second Amendment to Letter Agreement
                  Originally Executed December 21, 1990
                  -------------------------------------
Gentlemen:

         Reference is made to a certain Letter Agreement, dated December 21, 1990 (the "Letter Agreement"), among Wand/IMA Investments, L.P., a Delaware limited partnership, (the "Wand/IMA Partnership"), Information Management Associates, Inc., a Connecticut corporation, (the "Company") and certain shareholders of the Company, Mr. Gary R. Martino, Mr. Andrei Podludnewycz, Mr. Paul J. Schmidt, Mr. Albert R. Subbloie, Jr., Mr. Wendell Covalt, Mr. Dennis Dobson, and Mr. Joseph R. Lemay. (Messrs. Martino, Podludnewycz, Schmidt and Subbloie are referred to herein individually as a "Principal Shareholder", and, collectively, as the "Principal Shareholders"). The Letter Agreement was subsequently amended on October 29, 1991 (the "First Amendment") to revise its existing terms and to add certain new provisions. The original parties to the Letter Agreement now wish to amend the Letter Agreement further to add Wand Partners Inc., a Delaware corporation ("WPI") as a party, to release Messrs. Covalt, Dobson and LeMay as parties, and to correct certain other errors contained in the First Amendment. Accordingly, the Letter Agreement is now further amended (the "Second Amendment") as follows:

                  1.  Principal Shareholders' Common Stock.  Each Principal
                      ------------------------------------
Shareholder severally represents that he owns
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the number of shares of Common Stock set forth opposite his name on Exhibit A hereto.

                  2. Section 3 of the Letter Agreement as amended by the First Amendment, is hereby deleted in its entirety and the following section is substituted therefor:

                  "3.  Take-Along Rights.  (a) Promptly after any
                       -----------------
         one or more Principal Shareholder (the "Selling Shareholder") determines to offer for sale or otherwise dispose of (a "sale"), all or any portion of the Common Stock of the Company owned by such Selling Shareholder to any Person other than an Affiliate (as defined in section 3 of this Second Amendment) of such Selling Shareholder (a "Third Party Purchaser"), and if as a consequence of such sale the Principal Shareholders as a group would in the aggregate own fewer than 80% of the aggregate number of shares of Common Stock indicated on Exhibit A, then the Selling Shareholder shall give written notice (a "Take-Along Notice") to the Wand/IMA Partnership and WPI at the address stated at the beginning of this letter, specifying the name of the Third Party Purchaser, the number of shares of Common Stock intended to be sold, the purchase price and all other relevant terms and conditions of such sale. You shall have the option (the "Take-Along Option") to sell up to such number of shares of Common Stock determined in accordance with paragraph (b) of this section (the "Other Included Shares"), at the same price and on the same terms received by the Selling Shareholder. The Take-Along Option shall be exercised by you by delivering a written notice to the Selling Shareholder (an "Exercise Notice"), within five Business Days of the delivery of the Take-Along Notice, indicating your election to exercise the Take-Along Notice or Exercise Notice shall be deemed delivered for purposes of this Agreement (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the recipient's telex or telecopy number and the

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         appropriate answer back or acknowledgment of receipt is received or
         (ii) if given by mail, 72 hours after such notice is deposited in the U.S. mail, return receipt requested. Failure by you to deliver an Exercise Notice to the Selling Shareholder shall constitute a binding agreement by your to sell up to the number of shares of Common Stock specified in such Exercise Notice at the price and on the terms stated in the Take-Along Notice, unless such Exercise Notice is revoked by a written instrument delivered in the manner specified above to the Selling Shareholder at least 24 hours prior to the time that the Selling shareholder enters into a legally binding commitment to sell such shares of Common Stock. the Selling Shareholder shall not sell shares of Common Stock to a Third Party Purchaser unless all Other Included Shares, if any have been elected pursuant to this Agreement, are included in such sale in accordance with this section.


                   (b) You shall have the right to sell pursuant to each Take-Along Option described in paragraph (a) of this section up to the number of shares of Common Stock determined by the formula below:


                                      X
                           A =     -------   x Z
                                     X+Y

         where, on the date you exercise the Take-along Option, A equals the number of shares of Common Stock you may include in such sale, X equals the number of shares of Common Stock then owned beneficially by you (inclusive of any shares issuable upon exercise of any warrants, options or other rights held by you), Y equals the total number of shares of Common Stock then owned by the Principal Shareholders on a fully


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         diluted basis and Z equals the number of shares of Common Stock which the Selling Shareholder proposes to sell to a third Party Purchaser; provided, however, that the formula shall only include
                    --------  -------
         shares to be sold after the Principal Shareholders have sold 20% of the aggregate number of shares of Common Stock indicated on Exhibit A.

                  (c) If and to the extent that at the end of 30 days following the date on which a Take-Along Notice was given pursuant to paragraph
         (a) of this section, the Selling Shareholder has not completed the sale of the number of shares of Common Stock proposed to be sold as set forth in such Take-Along Notice, the Take- Along Option with respect thereto and the Selling Shareholder's right to sell such shares of Common stock shall cease until such times as a subsequent Take-Along Notice is delivered to you in accordance with paragraph (a) of this section. Notwithstanding anything to the contrary contained herein, the Selling Shareholder shall have no obligation to you to consummate any sale as to which he gives a Take-Along Notice.

                  (d) The Selling Shareholder and you shall each pay a pro rata
                                                                       --- ----
         share, based on the number of shares of Common Stock sold, of fees, expenses and commissions charged by any broker or agent executing the sale of shares of Common Stock pursuant to a Take-Along Option described in paragraph (a) of this section.

                  (e) If you (i) fail to deliver good and marketable title to any or all of the Other Included Shares or (ii) fail to pay any fees, costs or expenses required to be paid pursuant to this Agreement, you shall hold harmless and indemnify the Selling Shareholder against all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or in connection with any such failure.

                  (f) The failure by you to exercise a Take-Along Option in connection with any par-


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         ticular sale shall not affect your right to exercise a Take-Along
         Option with respect to any subsequent sale.

                  (g) Any sale of shares of Common Stock by any Principal Shareholder to any Affiliate of such Principal Shareholder shall be null and void unless and until such Affiliate agrees in writing to be bound by the obligations of his transferor hereunder and the restrictions on transfer set forth herein with respect to the shares of Common Stock so to be acquired.

                  (h) The rights and obligations applying to the Wand/IMA Partnership and WPI under this Section 3 shall also apply to Thomas
         F. Hill, David J. Callard, Bruce W. Schnitzel and Malcolm P.
         Appelbaum."

                  3. Section 8 of this Letter Agreement is hereby deleted in its entirety and the following section is substituted therefor:

                 "8.   Definitions.  (a)  An "Affiliate" shall mean
                       -----------
         (i) in any case, any Person who, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, another Person, and (ii) in the case of an individual, his spouse, his issue, his estate, and any trust entirely for the benefit of his spouse and/or issue.

                  (b) "Control" shall mean the possession, directly or indirectly, of beneficial ownership of a Person sufficient to direct or cause the direction of the management or policies of such Person; "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

                  (c) "Person" shall mean an individual, a corporation, a trust, an unincorporated organization, an association or any other entity or a government or any department or agency thereof."

                  4. Wendall Covalt, Dennis Dobson and Joseph LeMay are hereby deleted as parties to the Letter Agree-

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ment, as amended, and are accordingly released from any and all obligations thereunder.

                  5. Except as amended hereby, all provisions of the Letter Agreement, as amended by the First Amendment, shall remain in full force and effect.

                  6. Capitalized terms not defined herein shall, unless otherwise indicated, have the meanings assigned them in the Common Share Purchase Warrant originally issued by Information
Management Associate, Inc. to the Wand/IMA Partnership on October 29, 1991.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        By: /s/ Joseph R. Lemay
                                           --------------------------------
                                            Joseph R. Lemay

                                        By: /s/ Gary R. Martino
                                           --------------------------------
                                           Gary R. Martino

                                        By: /s/ Andrei Poludnewycz
                                           --------------------------------
                                           Andrei Poludnewycz

                                        By: /s/ Paul J. Schmidt
                                           --------------------------------
                                           Paul J. Schmidt

                                        By: /s/ Albert R. Subbloie, Jr.
                                           --------------------------------
                                           Albert R. Subbloie, Jr.

                                        By: /s/ Wendall Covalt
                                           --------------------------------
                                           Wendall Covalt



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                                       By: /s/ Dennis Dobson
                                          ---------------------------------
                                               Dennis Dobson


                                       INFORMATION MANAGEMENT
                                       ASSOCIATES, INC.




                                       By: /s/ Gary R. Martino
                                          ---------------------------------
                                           Name: GARY R. MARTINO
                                           Title: CFO




The foregoing Agreement is
hereby accepted and agreed
to as of the date hereof.

WAND PARTNERS INC.

By: /s/ David J. Callard
   _________________________
   Name: DAVID J. CALLARD
   Title:

WAND/IMA INVESTMENTS, L.P.
By:  WAND PARTNERS INC.
     as general partner

By: /s/ David J. Callard
   _________________________
   Name:DAVID J. CALLARD
   Title:


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